UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2018

(Exact Name of Registrant as Specified in Charter)

Michigan	1-16577	38-3150651
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of Principal Executive Offices)	(Zip Code)
(248) 312-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Flagstar Bancorp, Inc. (the "Company") was held on May 22, 2018 (the "Annual Meeting"). A total of 55,428,304 shares of common stock were represented in person or by proxy, for 96.62 percent of the 57,363,798 shares of common stock outstanding on March 23, 2018, the record date. The final voting results of the three proposals presented to the Company’s stockholders at the Annual Meeting were as follows:

(i)	the election of the nine director nominees:

Name	For	Against	Abstain	Broker Non-Vote
Alessandro P. DiNello	53,276,004	99,348	54,783	1,998,169
Jay J. Hansen	53,236,141	136,138	57,856	1,998,169
John D. Lewis	52,646,476	726,205	57,454	1,998,169
David J. Matlin	42,905,224	10,467,042	57,869	1,998,169
Bruce E. Nyberg	52,868,783	503,350	58,002	1,998,169
James A. Ovenden	52,780,450	591,702	57,983	1,998,169
Peter Schoels	42,283,255	11,089,098	57,782	1,998,169
David L. Treadwell	53,281,871	90,427	57,837	1,998,169
Jennifer R. Whip	53,282,687	89,705	57,743	1,998,169

(ii)	to ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accountants for the year ending December 31, 2018.

For	Against	Abstain	Broker Non-Vote
55,285,879	125,835	16,590	—

(iii)	to adopt an advisory (non-binding) resolution to approve named executive officer compensation.

For	Against	Abstain	Broker Non-Vote
47,551,531	5,814,126	64,478	1,998,169

 SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Dated: May 23, 2018	By:	/s/ James K. Ciroli
James K. Ciroli
Executive Vice President and Chief Financial Officer